Exhibit 10.4(b)
June 9, 2009
Willowbridge Associates Inc.
101 Morgan Lane — Suite 180
Plainsboro, N.J. 08536
Attention: Mr Steve R. Crane
      Re:    Management Agreement Renewals
Dear Mr. Crane:
We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2010 and all other provisions of the Management Agreements will remain unchanged.
•	Smith Barney Diversified Futures Fund L.P.

•	Smith Barney Diversified Futures Fund L.P. II

•	Citigroup Orion Futures Fund L.P.

•	Citigroup Diversified Futures Fund L.P.

•	CMF Institutional Futures Portfolio LP

•	CMF Willowbridge Argo Master Fund L.P.

•	Citigroup Orion Futures Fund (Cayman) Ltd.
Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Ms. Jennifer Magro at the address above or fax to 212-793-1986. If you have any questions I can be reached at 212-559-5046.
Very truly yours,
CITIGROUP MANAGED FUTURES LLC

By:	/s/ Jennifer Magro
Jennifer Magro
Chief Financial Officer & Director

WILLOWBRIDGE ASSOCIATES INC.

By:	/s/ Steven R. Crane
Steven R. Crane
Print Name: Senior Vice President
JM/sr